PREFERRED STOCK INVESTMENT AGREEMENT


          PREFERRED STOCK INVESTMENT AGREEMENT ("Agreement") dated as of April 24, 1997 between Alteon Inc., a Delaware corporation
("Alteon"), and each person or entity listed as an investor on
Schedule I attached to this Agreement (each individually an "Investor" and collectively the "Investors").

                       W I T N E S E T H:

          WHEREAS, Alteon desires to sell and issue to the Investors, and the Investors wish to purchase from Alteon, an aggregate of 5,000 shares of Alteon's 6% Cumulative Convertible Preferred Stock, par value $0.01, having the rights, designations and preferences set forth in the Certificate of Designations of Alteon (the "Designation") in the identical form and substance of Exhibit 2.1(c) attached hereto (the "Preferred Shares"), on the terms and conditions set forth herein;
and
          WHEREAS, the Preferred Shares will be convertible into shares ("Common Shares") of common stock, par value $0.01, of Alteon ("Common Stock"), pursuant to the terms of the Designation, and the Investors will have registration rights with respect to such Common Shares issuable upon conversion, pursuant to the terms of that certain Registration Rights Agreement to be entered into between Alteon and the Investors substantially in the form of
Exhibit 4.2(f) hereto ("Registration Rights Agreement");
and

          WHEREAS, to induce the Investors to purchase the Preferred Shares, Alteon has agreed to issue to the Investors warrants in the form attached as Exhibit 1 (the "Transaction Warrants");
and
          WHEREAS, Alteon has agreed to issue to the Investors warrants in the form attached hereto as Exhibit 2 which will become exercisable in the event, inter alia, that shares of Common
Stock of Alteon are delisted from NASDAQ (the "Delisting Warrants" and together with the Transaction Warrants, the "Warrants");

          NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                           ARTICLE I

              Purchase and Sale of Preferred Stock

          Section 1.1 Purchase and Sale of Preferred Stock. Upon the following terms and conditions, Alteon shall issue and sell to each Investor severally, and each Investor severally shall purchase from Alteon, the number of Preferred Shares indicated next to such Investor's name on Schedule I attached hereto.

          Section 1.2    Purchase Price.  The purchase price for
the Preferred Shares (the "Purchase Price") shall be $1,000 per share.

          Section 1.3    The Closing.   (a)  The closing of the
purchase and sale of the Preferred Shares (the "Closing"), shall take place at the offices of the Investors' counsel, at 10:00 am., local time on the later of the following: (i) the date on which the last to be fulfilled or waived of the conditions set forth in
Article IV hereof and applicable to the Closing shall be fulfilled or waived in accordance herewith, or (ii) such other time and place and/or on such other date as the Investors and Alteon may agree. The date on which the Closing occurs is referred to herein as the "Closing Date."

          (b) On the Closing Date, Alteon shall deliver to each Investor (i) certificates (with the number of and denomination of such certificates reasonably requested by such Investor representing the Preferred Shares purchased hereunder by such Investor registered in the name of such Investor or its nominee or deposit such Preferred Shares into accounts designated by such Investor and (ii) Warrants to purchase ten (10) shares of Common Stock for each Preferred Share purchased hereunder, registered in the name of Investor or its nominee in such denominations as reasonably requested by such Investor, and such Investor shall deliver to Alteon the Purchase Price for the number of Preferred Shares purchased by such Investor hereunder by wire transfer in immediately available funds to an account designated in writing by Alteon. The delivery of payment by each Investor of the Purchase Price applicable to it as set forth in this paragraph shall constitute a payment delivered to Alteon in satisfaction of such Investor's obligation to pay the Purchase Price hereunder. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.


                           ARTICLE II

                 Representations and Warranties

          Section 2.1 Representations and Warranties of Alteon. Alteon hereby makes the following representations and warranties to each of the Investors as of the date hereof and on the Closing
Date:

          (a) Organization and Qualification; Material Adverse Effect. Alteon is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. Alteon does not have any direct or indirect subsidiaries other than the subsidiaries listed on
Schedule 2.1(a) attached hereto. A "subsidiary" of Alteon is any company of which more than 50% of the voting shares are owned by Alteon. Alteon is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect. "Material Adverse Effect" means any adverse effect on the business, operations, properties, prospects, or financial condition of the entity with respect to which such term is used and which is material to such entity and other entities controlling or controlled by such entity taken as a whole, and any material adverse effect on the transactions contemplated under this

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
Agreement, the Registration Rights Agreement or any other agreement or document contemplated hereby or thereby.

          (b) Authorization; Enforcement. (i) Alteon has the requisite corporate power and authority to enter into and perform this Agreement, the Warrants and the Registration Rights Agreement and to issue the Preferred Shares in accordance with the terms hereof, (ii) the execution and delivery of this Agreement, the Warrants and the Registration Rights Agreement by Alteon and the consummation by it of the transactions contemplated hereby and thereby, including the issuance of the Preferred Shares, and the resolutions contained in the Designation, have been duly authorized by all necessary corporate action, and no further consent or authorization of Alteon or its Board of Directors or stockholders is required, (iii) this Agreement and the Registration Rights Agreement and the Warrants have been duly executed and delivered by Alteon, and (iv) this Agreement and the Registration Rights Agreement and the Warrants constitute valid and binding obligations of Alteon enforceable against Alteon in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

          (c) Capitalization. The authorized capital stock of Alteon consists of 30,000,000 shares of common stock and 1,998,329 shares of preferred stock; there are 15,709,825 shares of common stock issued and outstanding as of March 1, 1997 and no shares of preferred stock issued and outstanding. All of the outstanding shares of Alteon's common stock have been validly issued and are fully paid and nonassessable. No Common Shares are entitled to preemptive rights; as of March 7, 1997, 3,738,602 Common Shares have been reserved for issuance upon the exercise of options granted or to be granted under stock option plans and there are no outstanding warrants for Common Shares (excluding the Warrants). There are no other scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights exchangeable or convertible into, any shares of capital stock of Alteon, or contracts, commitments, understandings, or arrangements by which Alteon is or may become bound to issue additional shares of capital stock of Alteon or options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities or rights convertible into shares, of capital stock of Alteon (except as contemplated by this Agreement or disclosed in the SEC Documents (as defined below)). Other than as set forth in the Pre-Agreement SEC Documents (as defined below), no holders of Alteon stock
(other than the Investors) are entitled to registration rights. Attached hereto as Exhibit 2.1(c) are true and correct copies of Alteon's Certificate of Incorporation (the "Charter") and the Designation, each as in effect on the date hereof, and Alteon has furnished or made available to the Investors true and correct copies of Alteon's By-Laws, as in effect on the date hereof (the "By-Laws"). The Designation has been duly filed in the State of Delaware.

          (d) Issuance of Common Shares. The Common Shares issuable upon conversion of the Preferred Shares pursuant to the Designation (the "Underlying Shares") or upon the exercise of the Warrants (the "Warrant Shares") are duly authorized and reserved for issuance and, upon such conversion in accordance with the Designation and/or exercise in accordance with the Warrants such Underlying Shares and Warrant Shares will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances, and such Underlying Shares and the Common Shares issuable upon exercise of the Transaction Warrant ("Transaction Warrant Shares") will be entitled to be traded on the National Association of Securities Dealers Automated Quotation

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
system National Market ("NASDAQ"), and the holders of such Underlying Shares and Warrant Shares shall be entitled to all rights and preferences accorded to a holder of Common Shares. The outstanding Common Shares are currently listed on the NASDAQ.

          (e) No Conflicts. The execution, delivery and performance of this Agreement and the Registration Rights Agreement and the Warrants by Alteon and the consummation by Alteon of the transactions contemplated hereby and thereby and the filing of the Designation do not and will not (i) result in a violation of Alteon's Charter or By-Laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which Alteon or any of its subsidiaries is a party, or result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to Alteon or any of its subsidiaries or by which any property or asset of Alteon or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect); provided that, for purposes of such representation as to Federal, state, local or foreign law, rule or regulation, no representation is made herein with respect to any of the same applicable solely to the Investors and not to Alteon. The business of Alteon and its direct and indirect subsidiaries is not being conducted in violation of any law, ordinance or regulations of any governmental entity, except for violations which either singly or in the aggregate do not and will not have a Material Adverse Effect. Alteon is not required under Federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the Registration Rights Agreement and the Designation and the Warrants or issue and sell the Preferred Shares in accordance with the terms hereof and issue the Underlying Shares upon conversion thereof and issue the Warrant Shares on exercise of the Warrants, except for the registration provisions provided in the Registration Rights Agreement, provided that, for purposes of the representation made in this sentence, Alteon is assuming and relying upon the accuracy of the relevant representations and agreements of the Investors herein.

          (f) SEC Documents; Financial Statements. The Common Stock of Alteon is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Alteon has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission ("SEC") pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d), in addition to one or more registration statements and amendments thereto heretofore filed by Alteon with the SEC (all of the foregoing including filings incorporated by reference therein being referred to herein as the "SEC Documents"). Alteon has delivered or made available to the Investors true and complete copies of all SEC Documents (including, without limitation, proxy information and solicitation materials and registration statements) filed with the SEC since December 31, 1995 and all annual SEC Documents filed with the SEC since December 31, 1994. Alteon has not provided to the Investor any material non-public information or any information which, according to applicable law, rule or regulation, should have been disclosed publicly by Alteon but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The SEC Documents contain all material information concerning Alteon, and no event or circumstance has occurred which would require Alteon to disclose such event or circumstance in order to make the statements in the SEC Documents not misleading on the date hereof or on the Closing Date but which has not been so disclosed. The financial statements of Alteon included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Alteon as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          (g) Principal Exchange/Market. The principal market on which the Common Shares are currently traded is the NASDAQ.

          (h) No Material Adverse Change. Since December 31, 1996, the date through which the most recent report of Alteon on Form 10-K has been prepared and filed with the SEC, a copy of which is included in the SEC Documents, no Material Adverse Effect has occurred or exists with respect to Alteon or its subsidiaries, except as otherwise disclosed or reflected in other SEC
Documents prepared through or as of a date subsequent to December
31, 1996.

          (i) No Undisclosed Liabilities. Alteon and its direct and indirect subsidiaries have no liabilities or obligations not disclosed in the SEC Documents, other than those liabilities incurred in the ordinary course of Alteon's or its subsidiaries' respective businesses since December 31, 1996, which liabilities, individually or in the aggregate, do not or would not have a Material Adverse Effect on Alteon or its direct or indirect subsidiaries.

          (j) No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to Alteon or its direct or indirect subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by Alteon but which has not been so publicly announced or disclosed.

          (k) No General Solicitation. Neither Alteon, nor any of its affiliates, or, to its knowledge, any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act of 1933, as amended (the "Act")) in connection with the offer or sale of the Preferred Shares or Common Shares.

          (l) No Integrated Offering. Neither Alteon, nor any of its affiliates, nor to its knowledge any person acting on its or their behalf has, directly or indirectly, made any offers or

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
sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Preferred Shares under the Act.

          (m) Form S-3. Alteon is eligible to file the Registration Statement (as defined in the Registration Rights Agreement) on Form S-3 under the Act and rules promulgated thereunder, and Form S-3 is permitted to be used for the transactions contemplated hereby under the Act and rules promulgated thereunder.

          (n) Intellectual Property. Alteon (and/or its wholly-owned subsidiaries) owns or has licenses to use certain patents, copyrights and trademarks ("intellectual property") associated with its business. Alteon and its subsidiaries have all intellectual property rights which are needed to conduct the business of Alteon and its subsidiaries as it is now being conducted or as proposed to be conducted as disclosed in the SEC Documents. Alteon and its subsidiaries have no reason to believe that the intellectual property rights which it owns are invalid or unenforceable or that the use of such intellectual property by Alteon or its subsidiaries infringes upon or conflicts with any right of any third party, and neither Alteon nor any of its subsidiaries has received notice of any such infringement or conflict. Alteon and its subsidiaries have no knowledge of any infringement of its intellectual property by any third party.

          (o) No Litigation. Except as set forth in the SEC Documents delivered to the Investors prior to the date of this Agreement ("Pre-Agreement SEC Documents") no litigation or claim (including those for unpaid taxes) against Alteon or any of its subsidiaries is pending or, to Alteon's knowledge, threatened, and no other event has occurred, which if determined adversely would have a Material Adverse Effect on Alteon or would materially adversely effect the transactions contemplated hereby. The legal proceedings described in the SEC Documents will not have an effect on the transactions contemplated hereby, and will not have a Material Adverse Effect on Alteon.

          (p) Brokers. Alteon has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by any Investor relating to this Agreement or the transactions contemplated hereby, except for amounts owing to Forest Street Capital, L.L.C., which amounts shall be paid by Alteon, pursuant to a separate agreement.

          (q) Acknowledgement of Dilution. The number of Common Shares constituting Underlying Shares may increase substantially in certain circumstances, including the circumstance where the trading price of the Common Shares declines. Alteon acknowledges that its obligation to issue Underlying Shares upon conversion of Preferred Shares and Warrant Shares upon conversion of the Warrants is absolute and unconditional, regardless of the dilution that such issuance may have on other shareholders of Alteon.

          Section 2.2    Representations and Warranties of the
Investors. Each of the Investors, severally and not jointly, hereby makes the following representations and warranties to Alteon as of the date hereof and on the Closing Date:

          (a) Authorization; Enforcement. (i) Such Investor has the requisite power and authority to enter into and perform this Agreement and the Registration Rights Agreement and to purchase the Preferred Shares being sold hereunder and to acquire the Warrant Shares, (ii) the execution and delivery of this

Agreement and the Registration Rights Agreement by such Investor and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and (iii) this Agreement and the Registration Rights Agreement constitute valid and binding obligations of such Investor enforceable against such Investor in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

          (b) No Conflicts. The execution, delivery and performance of this Agreement and the Registration Rights Agreement and the Warrants and the consummation by such Investor of the transactions contemplated hereby and thereby do not and will not (i) result in a violation of such Investor's organizational documents, or (ii) conflict with any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Investor. Such Investor is not required to obtain any consent or authorization of any governmental agency in order for it to perform its obligations under this Agreement or the Registration Rights Agreement or the Warrants.

          (c) Investment Representation. Such Investor is purchasing the Preferred Shares and acquiring the Warrants for its own account and not with a view to distribution in violation of any securities laws. Such Investor has no present intention to sell the Preferred Shares, Warrants, Underlying Shares or Warrant Shares and such Investor has no present arrangement (whether or not legally binding) to sell the Preferred Shares, Warrants, Underlying Shares or Warrant Shares to or through any person or entity; provided, however, that by making the representations herein, such Investor does not agree to hold the Preferred Shares, Warrants, Underlying Shares or Warrant Shares for any minimum or other specific term and reserves the right to dispose of the Preferred Shares, Warrants, Underlying Shares or Warrant Shares at any time in accordance with Federal and state securities laws applicable to such disposition. Such Investor or Permitted Transferees (as defined in the Stockholders Rights Agreement, dated as of July 27, 1995, between Alteon and Registrar and Transfer Company, as rights agent, as amended (the "Rights Agreement")) is not the Beneficial Owner (as defined in the Rights Agreement) of more than 4.9% of Alteon's "common shares" (as defined in the Rights Agreement), including all "common shares" which are aggregated with those of such Investor or Permitted Transferee pursuant to a Schedule 13D filed under Section 13(d) of the Securities Exchange Act of 1934, but excluding all "common shares" that are Exempt Shares (as defined in the Rights Agreement).

          (d) Accredited Investor. Such Investor is an "accredited investor" as defined in Rule 501 promulgated under the Act. The Investor has such knowledge and experience in financial and business matters in general and investments in particular, so that such Investor is able to evaluate the merits and risks of an investment in the Preferred Shares and to protect its own interests in connection with such investment. In addition (but without limiting the effect of Alteon's representations and warranties contained herein), such Investor has received such information as it considers necessary or appropriate for deciding whether to purchase the Preferred Shares pursuant hereto.

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
          (e) Rule 144. Such Investor understands that there is no public trading market for the Preferred Shares, that none is expected to develop, and that the Preferred Shares and Underlying Shares must be held indefinitely unless such Preferred Shares or Underlying Shares are converted or registered under the Act or an exemption from registration is available. Such Investor has been advised or is aware of the provisions of Rule 144 promulgated under the Act.

          (f) Brokers. Such Investor has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by Alteon relating to this Agreement or the transactions contemplated hereby, except for amounts owing to Forest Street Capital, L.L.C., which amounts shall be paid by Alteon, pursuant to a separate agreement.

          (g) Reliance by Alteon. Such Investor understands that the Preferred Shares are being, and the Underlying Shares will be, offered and sold and Warrants are being issued in reliance on a transactional exemption from the registration requirements of Federal and state securities laws and that Alteon is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the applicability of such exemptions and the suitability of such Investor to acquire the Preferred Shares, the Underlying Shares and Warrants.


                          ARTICLE III

                           Covenants

          Section 3.1 Registration and Listing; Effective Registration. Until such time as no Preferred Shares or Warrants are outstanding, Alteon will cause the Common Shares to continue to be registered under Section 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations. Until such time as no Preferred Shares or Warrants are outstanding, Alteon shall continue the listing or trading of the Common Shares on the NASDAQ market and comply in all respects with Alteon's reporting, filing and other obligations under the bylaws or rules of the NASDAQ and any exchange or market where the Common Shares are then traded. Alteon shall cause the Underlying Shares and the Transaction Warrant Shares to be listed on the NASDAQ and in addition on such other markets (e.g., the New York

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
Stock Exchange or the American Stock Exchange) on which the Common Shares are then trading prior to the earlier of (i) the registration of the Underlying Shares or the Warrant Shares under the Act or (ii) 90 days after the Closing hereunder, and shall continue such listing(s) in accordance with Alteon's obligations under the Registration Rights Agreement. Upon the exercisability of the Delisting Warrants, Alteon shall cause the Common Shares issuable upon exercise of the Delisting Warrants to be listed on such exchanges and markets on which the Common Shares are then trading. As used herein and in the Registration Rights Agreement, the Designation, and the Warrants, the term "Effective Registration" shall mean that all registration obligations of Alteon pursuant to the Registration Rights Agreement have been satisfied, such registration is not subject to any suspension or stop order, the prospectus for the Underlying Shares issuable upon conversion of the Preferred Shares and the Warrant Shares issuable upon exercise of the Warrants is current and such Common Shares are listed for trading on the NASDAQ market, and in addition on such other markets (e.g., the New York Stock Exchange or the American Stock Exchange) on which the Common Shares are then trading, and such trading has not been suspended for any reason, and none of Alteon or any direct or indirect subsidiary of Alteon is subject to any bankruptcy, insolvency or similar proceeding.

          Section 3.2 Certificates on Conversion and Warrants on Exercise. (a) Upon any conversion by an Investor (or then holder of Preferred Shares) of the Preferred Shares pursuant to the Designation, Alteon shall issue and deliver to such Investor (or holder) within three (3) days of the Conversion Date (as defined in the Designation) a new certificate or certificates for the number of Preferred Shares which such Investor (or holder) has not yet elected to convert but which are evidenced in part by the certificate(s) submitted to Alteon in connection with such conversion (with the number of and denomination of such new certificate(s) designated by such Investor or holder).


               (b) Upon any partial exercise by an Investor (or then holder of the Warrants) of the Warrants, Alteon shall issue and deliver to such Investor (or holder) within three (3) days of the date on which such Warrants are exercised a new Warrant or Warrants representing the number of adjusted Warrant Shares, in accordance with the terms of Section 2 of the Warrants.

          Section 3.3    Replacement Certificates and Warrants.
(a) The certificate(s) representing the Preferred Shares held by any Investor (or then holder) may be exchanged by such Investor (or such holder) at any time and from time to time for certificates with different denominations representing an equal aggregate number of Preferred Shares, as reasonably requested by such Investor (or such holder) upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

               (b) The Warrants are exchangeable at the option of the Investor (or then holder of the Warrants) at the office of Alteon for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of Warrant Shares as are purchasable under such Warrants. No service charge will be made for such transfer or exchange.

          Section 3.4 Expenses. Alteon shall pay, at the Closing and promptly upon receipt of any further invoices relating to same, all reasonable due diligence fees and expenses and reasonable attorneys' fees and expenses of Kleinberg, Kaplan, Wolff & Cohen, P.C., up to a maximum amount of $20,000, incurred by certain of the Investors in connection with the preparation, negotiation, execution and delivery of this Agreement, the Registration Rights Agreement, the Designation, the Warrants and the related agreements and documents and the transactions contemplated hereunder and thereunder. At Closing, Alteon shall pay the amount due for such fees and expenses (which may include fees and expenses estimated to be incurred for completion of the transaction including post-closing matters). In the event such amount is ultimately less than the actual fees and expenses, Alteon shall promptly pay such deficiency upon receipt of an invoice regarding same.

          Section 3.5 Securities Compliance. Alteon shall notify the SEC, the NASDAQ, in accordance with their requirements, of the transactions contemplated by this Agreement, the Designation, the Registration Rights Agreement and the Warrants, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Preferred Shares hereunder, the Common Shares issuable upon conversion thereof and the Warrant Shares.

          Section 3.6 Intercompany Transactions; Restrictive Covenant Termination Date. Until the Restrictive Covenant Termination Date (as defined below), Alteon shall not, and shall not permit any subsidiary to, transfer assets to any direct or indirect subsidiary other than for value and for a proper business purpose. The term "Restrictive Covenant Termination Date" shall mean the date which is the earlier of (i) the date which is the last day of the 12th fiscal month following the Effective Registration ("Maximum Restrictive Covenant Termination Date"), or
(ii) such date on which 80% of the Preferred Shares have been converted for Common Shares, provided that the Maximum Restrictive Covenant Termination Date shall not occur until such time as Alteon has performed all material obligations under this Agreement, the Registration Rights Agreement, the Designation and the Warrants which were required under the terms hereof or thereof to have been so performed prior to such date, and provided further that the Maximum Restrictive Covenant Termination Date shall be deferred one and one-half (1/2) days for each day that there is no Effective Registration after the Registration Deadline (as defined in the Registration Rights Agreement).

          Section 3.7 Dividends or Distributions. So long as over 20% of the Preferred Shares remain outstanding, Alteon agrees that it shall not (a) declare or pay any dividends or make any distributions to any holder or holders of Common Shares, (b) purchase or otherwise acquire for value, directly or indirectly, any Common Stock or other equity security of Alteon either junior to or on parity with the Preferred Shares as to priority in payment of dividends and amounts payable in liquidation, or (c) authorize or issue any other equity security senior to the Preferred Shares.

          Section 3.8 No Senior Securities. Until the Restrictive Covenant Termination Date, Alteon agrees that neither Alteon nor any direct or indirect subsidiary of Alteon shall (i) create, incur, assume, guarantee, secure or in any manner become liable in respect of any indebtedness, or permit any liens, claims or encumbrances to exist against Alteon or any direct or indirect subsidiary of Alteon or any of their assets, except for trade payables incurred in the ordinary course of business consistent with past practices (including, without limitation, license fees, royalties and pursuant to any lease) and except for a working capital facility in form and substance and with a lender reasonably satisfactory to the Investors, which working capital facility shall not exceed $3,000,000, or (ii) issue any shares of its preferred stock or any securities convertible into its preferred stock without prior written approval of such preferred stock (or convertible security) issuance by a majority in interest of the holders of outstanding Preferred Shares, except for preferred stock which is junior to or on parity with the Preferred Shares as to priority in payment of dividends and amounts payable in liquidation.

          Section 3.9 Notices. Alteon agrees to provide all holders of Preferred Shares with copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to the holders of shares of Common Shares, contemporaneously with the delivery of such notices or information to such Common Share holders.

          Section 3.10   Right of First Refusal.

               Until the expiration of six (6) months from the Closing Date, Alteon shall not (i) offer, sell, contract to sell or otherwise issue or deliver or dispose of any debt or any Common Shares or other equity securities or any securities which are convertible into or exchangeable for its Common Shares or other equity securities or any convertible security, or any warrants or other rights to subscribe for or to purchase or any options for the purchase of Common Shares or other equity securities (other than in a private placement of Common Stock to an affiliate of The Palladin Group, L.P., or in a bona-fide underwritten public offering (other than a continuous offering pursuant to Rule 415) and other than shares or options issued or which may be issued pursuant to Alteon's employee, director or consultant stock option plans or shares issued upon exercise of options, warrants or rights outstanding on the Closing Date listed in the SEC Documents), or (ii) obtain any financing from any third party (excluding trade payables incurred in the ordinary course of business consistent with past practices, including without limitation, license fees, royalties and pursuant to any lease), unless such offer, sale, issuance or financing ("Financing Transaction") is first offered to the Investors pro rata. Alteon shall make such offer by providing each Investor with written notice of Alteon's intention to enter into the Financing Transaction together with a term sheet containing the economic terms and significant provisions of the Financing Transaction and any other information reasonably requested by the Investors (the "Offer"). Such Offer shall be given with respect to each Financing Transaction contemplated by Alteon. The Investors shall have ten
(10) business days from receipt of the Offer to deliver a written notice to Alteon that the Investors wish to accept the Offer in whole or in part (subject to satisfactory due diligence and reasonably acceptable definitive documentation) for the Financing Transaction. To the extent any Investor declines to accept its pro rata portion of such Offer in whole or in part, such Investor shall give notice to the other Investors, who may accept such rejected portion pro rata or in such other proportions as the Investors shall agree among themselves. Should Alteon become aware that any Investor wishes to decline its pro rata portion of such Offer in whole or in part, Alteon shall immediately notify the other Investors. If the Investors reject the Offer or fail to respond within such ten (10) business day period, then Alteon shall be permitted to complete such Financing Transaction without the Investors on terms and conditions substantially the same as those contained in the Offer. If any Financing Transaction is contemplated on terms and conditions not substantially the same as those contained in the Offer or with proposed definitive documentation not substantially the same as that proposed by Alteon with respect the Offer, then such Financing Transaction shall be deemed a new Financing Transaction and the Investors shall again be entitled to receive an Offer for such Financing Transaction on such new terms and conditions (and/or with such new definitive documentation if applicable). If the Investors accept the Offer but fail to close the Financing Transaction within twenty (20) business days of acceptance of the Offer for any reason other than (i) any breach by Alteon of its obligations hereunder or thereunder, (ii) any delay by Alteon or reasonable delay in connection with execution of definitive documentation, (iii) failure of the parties to reasonably agree on definitive documentation or (iv) reasonable dissatisfaction by the Investors with their due diligence examination, the Offer to the Investors shall terminate and the Investors shall not be entitled to receive any Offer in any future Financing Transaction, this being in addition to any other rights or remedies Alteon may have against the Investors for their failure to close such Financing Transaction. As among the Investors, each Investor shall have the right to participate in the Offer in whole or in part, up to the full extent of the Offer, provided that if such Offer is oversubscribed by the Investors, each Investor shall only be entitled to participate in the Offer up to its pro rata share.

          This Section 3.10 shall not apply to a financing transaction consisting of a private placement of Alteon's securities in connection with a strategic alliance. For this purpose, a strategic alliance shall mean a transaction in which the acquiror of Alteon's securities has a business relationship material to Alteon with Alteon independent of such acquiror's acquisition of Alteon's securities.

          Section 3.11 Reservation of Stock Issuable Upon Conversion and Upon Exercise of the Warrants. Alteon shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the Preferred Shares and the exercise of the Warrants, such number of its Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares and the exercise of the Warrants, and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all the then outstanding Preferred Shares and the exercise of the Warrants, Alteon will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose, including without limitation engaging in best efforts to obtain the requisite shareholder approval. Without in any way limiting the foregoing, Alteon agrees to reserve and at all times keep available solely for purposes of conversion of Preferred Shares and the exercise of the Warrants 3,191,965 authorized but unissued Common Shares, which number may be reduced by the number of Common Shares actually delivered pursuant to conversion of Preferred Shares under the Designation or exercise of the Warrants and shall be appropriately adjusted for any stock split, reverse split, stock dividend or reclassification of the Common Stock. If at any time the number of authorized but unissued Common Shares is not sufficient to effect the conversion of all the then outstanding Preferred Shares or the exercise of the Warrants, the Investors shall be entitled to the redemption rights provided in the Registration Rights Agreement.

          Section 3.12 Limitations on Offerings. Alteon shall not offer or sell any equity securities, or any securities convertible into or exchangeable or exercisable for equity securities (other than a private placement of Common Stock to an affiliate of The Palladin Group, L.P. or registered public offering of common stock (other than a continuous offering pursuant to Rule
415) and other than shares or options issued or which may be issued pursuant to Alteon's employee, director or consultant stock option plans or shares issued upon exercise of options, warrants or rights outstanding on the Closing Date listed in the SEC Documents), during the three (3) month period commencing with the Closing Date.

          Section 3.13 Stockholders Rights Agreement. Alteon represents that neither the ownership of the Preferred Shares or the Warrants, nor the acquisition of shares of common stock of Alteon pursuant to the conversion of Preferred Shares or the exercise of the Warrants in accordance with the terms thereof will cause the occurrence of a Distribution Date (as defined in Section 3(b) of the Rights Agreement), or a substantially similar occurrence under any successor or similar plan; provided, however, that this Section 3.13 ceases to be applicable during any period during which the total number of "common shares" (as defined in the Rights Agreement) of which an Investor or Permitted Transferee (as defined in the Rights Agreement) would be deemed to be the Beneficial Owner (exclusive of the Exempt Shares (as defined in the

Rights Agreement) and "common shares" held by an Affiliate or an Associate (both as defined in the Rights Agreement) of such Investor or Permitted Transferee which "common shares" are not Group Held Shares (as hereinafter defined)), together with all "common shares" (exclusive of the Exempt Shares) owned by such Investor or Permitted Transferee, as the case may be, or any person that is filing a Schedule 13D with such Investor or Permitted Transferee, as the case may be, as a "group" with regard to Alteon ("Group Held Shares"), exceeds 4.9% of Alteon's issued and outstanding Common Shares; and provided, further, that any increase in the percentage of Common Shares owned by an Investor or a Permitted Transferee solely as a result of a reduction in Alteon's outstanding Common Shares shall be disregarded for purposes of determining such 4.9% ownership. The representation contained in this Section 3.13 is assignable in connection with the sale, transfer or assignment of Preferred Shares, Warrants or Common Shares issued on the conversion or exercise thereof, in whole or in part, to an Investor or to Permitted Transferees.


                           ARTICLE IV

                           Conditions

          Section 4.1 Conditions Precedent to the Obligation of Alteon to Sell the Preferred Shares. The obligation hereunder of Alteon to issue and/or sell the Preferred Shares and Warrants to the Investors is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below. These conditions are for Alteon's sole benefit and may be waived by Alteon at any time in its sole discretion.

          (a) Accuracy of the Investors' Representations and Warranties. The representations and warranties of each Investor shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date).

          (b) Performance by the Investors. Each Investor shall have performed all agreements and satisfied all conditions required to be performed or satisfied by such Investor at or prior to the Closing.

          (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement or the Designation or the Warrants.

          Section 4.2 Conditions Precedent to the Obligation of the Investors to Purchase the Preferred Shares. The obligation hereunder of each Investor to acquire and pay for the Preferred Shares and acquire the Warrants is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below. These conditions are for the Investors' sole benefit and may be waived by the Investors at any time in their sole discretion.

          (a)  Accuracy of Alteon's Representations and Warranties.

The representations and warranties of Alteon shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date).

          (b) Performance by Alteon. Alteon shall have performed all agreements and satisfied all conditions required to be performed or satisfied by Alteon at or prior to the Closing.

          (c) NASDAQ. From the date hereof to the Closing Date, trading in Alteon's Common Shares shall not have been suspended by the SEC or the NASDAQ, and trading in securities generally as reported by NASDAQ shall not have been suspended or limited, and the Common Shares shall not have been delisted from any exchange or market where they are currently listed, and the market value of the outstanding Common Shares shall not have decreased below
$3.50 per share.

          (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement or the Designation or the Warrants.

          (e) Opinion of Counsel. At the Closing the Investors shall have received an opinion of counsel to Alteon in the form attached hereto as Exhibit 4.2(e) and such other opinions, certificates and documents as the Investors or their counsel shall reasonably require incident to the Closing.

          (f)  Registration Rights Agreement.  Alteon and the
Investors shall have executed and delivered the Registration Rights Agreement in the form and substance of Exhibit 4.2(f) attached hereto.

          (g) Full Subscription. All Preferred Shares shall have been purchased in the aggregate by the Investors pursuant to this Agreement.

          (h) Adverse Changes. Since December 31, 1996, no event which had or is likely to have a Material Adverse Effect on Alteon or any of its direct or indirect subsidiaries shall have occurred.

          (i) Officer's Certificate. Alteon shall have delivered to the Investors a certificate in form and substance reasonably satisfactory to the Investors, executed by an officer of Alteon, certifying as to satisfaction of closing conditions, incumbency of signing officers, charter, by-laws, good standing and authorizing resolutions of Alteon.

          (j) Designation Filed. The Investors shall have received copies of the filed Designation.

          (k)  Warrants.  The Investors shall have received
Warrants executed by Alteon in the form and substance of Exhibit
1 hereto.



                           ARTICLE V

                        Legend and Stock
          Each certificate representing the Preferred Shares and the Warrants shall be stamped or otherwise imprinted with a legend substantially in the following form:

               THESE SECURITIES HAVE NOT BEEN REGISTERED
          UNDER THE SECURITIES ACT OF 1933 OR ANY STATE
          SECURITIES LAWS.  THEY MAY NOT BE SOLD OR OFFERED
          FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE
          REGISTRATION STATEMENT UNDER SAID ACT AND ANY
          APPLICABLE STATE SECURITIES LAW OR UPON DELIVERY
          TO THIS CORPORATION OF AN OPINION OF LEGAL
          COUNSEL REASONABLY SATISFACTORY TO THE
          CORPORATION THAT AN EXEMPTION FROM SUCH
          REGISTRATION REQUIREMENTS IS AVAILABLE.

          Alteon agrees to reissue certificates representing the Preferred Shares and the Warrants without the legend set forth above at such time as (i) the holder thereof is permitted to dispose of such Preferred Shares and/or warrants pursuant to Rule 144(k) under the Act, (ii) such Preferred Shares and/or Warrants are sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to Alteon and its counsel) are able to dispose of such shares publicly without registration under the Act, or (iii) such Preferred Shares and/or Warrants are registered under the Act.

          Prior to the Registration Statement (as defined in the Registration Rights Agreement) being declared effective, any Common Shares issued pursuant to conversion of Preferred Shares or exercise of the Warrants shall bear a legend in the same form as the legend indicated above. Upon such Registration Statement becoming effective, Alteon agrees to promptly, but no later than three (3) business days thereafter, issue new certificates representing such Common Shares without such legend. Any Common Shares issued pursuant to conversion of Preferred Shares or exercise of the Warrants after the Registration Statement has become effective shall be free and clear of any legends, transfer restrictions and stop orders.


                           ARTICLE VI
                          Termination
          Section 6.1    Termination by Mutual Consent.  This
Agreement may be terminated at any time prior to the Closing by the mutual written consent of Alteon and the Investors.

          Section 6.2 Other Termination. This Agreement may be terminated by action of the Board of Directors of Alteon or by any of the Investors at any time if the Closing shall not have been consummated by the fifth business day following the date of this Agreement.


                          ARTICLE VII

                         Miscellaneous
          Section 7.1 Stamp Taxes; Agent Fees. Alteon shall pay all stamp and other taxes and duties levied in connection with the issuance of the Preferred Shares pursuant hereto and the Common Shares issued upon conversion thereof or upon exercise of the Warrants.

          Section 7.2    Specific Enforcement; Consent to
Jurisdiction.

          (a) Alteon and the Investors acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

          (b) Alteon and each of the Investors (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court, the New York State courts and other courts of the United States sitting in New York County, New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Alteon and each of the Investors consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

          Section 7.3 Entire Agreement; Amendment. This Agreement, together with the Registration Rights Agreement, the Warrants and the agreements and documents executed in connection herewith and therewith, contains the entire understanding of the parties with respect to the matters covered hereby and thereby and, except as specifically set forth herein or therein, neither Alteon nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

          Section 7.4    Notices.  Any notice or other
communication required or permitted to be given hereunder shall be in writing and shall be effective upon actual receipt of such notice. The addresses for such communications shall be:

            to Alteon:                Alteon Inc.
                                      170 Williams Drive
                                      Ramsey, New Jersey 07446
                                      Fax:  (201) 934-8880
                                      Attn:  James J. Mauzey
            with copies to:           Smith, Stratton, Wise,
                                         Heher & Brennan
                                      600 College Road East
                                      Princeton, New Jersey 08540
                                      Fax:  (609) 987-6651
                                      Attn:  Marsha E. Novick, Esq.

            to the Investors:         To each Investor at
                                      the address and/or fax
                                      number set forth on
                                      Schedule I of this
                                      Agreement.

            with copies to:           Kleinberg, Kaplan,
                                         Wolff & Cohen, P.C.
                                      551 Fifth Avenue
                                      New York, New York 10176
                                      Fax: (212) 986-8866
                                      Att: Stephen M. Schultz, Esq.

Any party hereto may from time to time change its address for notices by giving at least 10 days' written notice of such changed address to the other parties hereto.

         Section 7.5 Indemnity. Each party shall indemnify each other party against any loss, cost or damages (including reasonable attorney's fees but excluding consequential damages) incurred as a result of such parties' breach of any representation, warranty, covenant or agreement in this Agreement.

         Section 7.6 Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         Section 7.7    Headings.  The headings herein are for
convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         Section 7.8 Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The parties hereto may amend this Agreement without notice to or the consent of any third party. Alteon may not assign this Agreement or any rights or obligations hereunder without the prior written consent of all Investors (which consent may be withheld for any reason in their sole discretion), except that Alteon may assign this Agreement in connection with the sale of all or substantially all of its assets provided that Alteon is not released from any of its obligations hereunder, such assignee assumes all obligations of Alteon hereunder, and appropriate adjustment of the provisions contained in this Agreement, the Registration Rights Agreement, the Designation and the Warrants is made, in form and substance satisfactory to the Investors, to place the Investors in the same position as they would have been but for such assignment, in accordance with the terms of the Designation and the Warrants. Any Investor may assign this Agreement (in whole or in part) or any rights or obligations hereunder without the consent of Alteon in connection with any sale or transfer all or any portion of the Preferred Shares or Warrants held by such Investor, provided that no Investor may assign this Agreement prior to the Closing Date without Alteon's prior written consent except to an affiliate or affiliates of such Investor.

         Section 7.9 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         Section 7.10   Governing Law.  This Agreement shall be
governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to such state's principles of conflict of laws.

         Section 7.11 Survival. The representations and warranties and the agreements and covenants of Alteon and each Investor contained herein shall survive the Closing.

         Section 7.12 Execution. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

         Section 7.13 Publicity. Alteon agrees that it will not disclose, and will not include in any public announcement, the name of any Investor without its consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. Alteon agrees that it will deliver a copy of any public announcement regarding the matters covered by this Agreement or any agreement and document executed herewith to each Investor and any public announcement including the name of an Investor to such Investor, prior to publication of such announcements.

         Section 7.14 Severability. The parties acknowledge and agree that the Investors are not agents, affiliates or partners of each other, that all representations, warranties, covenants and agreements of the Investors hereunder are several and not joint, that no Investor shall have any responsibility or liability for the representations, warrants, agreements, acts or omissions of any other Investor, and that any rights granted to "Investors" hereunder shall be enforceable by each Investor hereunder.

         Section 7.15 Like Treatment of Holders. Neither Alteon nor any of its affiliates shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee, payment for the redemptions or exchange of Preferred Shares, or otherwise, to any holder of Preferred Shares, for or as an inducement to, or in connection with the solicitation of, any consent, waiver or amendment of any terms or provisions of the Preferred Shares or this Agreement or the Registration Rights Agreement or the Warrants, unless such consideration is required to be paid to all holders of Preferred Shares bound by such consent, waiver or amendment whether or not such holders so consent, waive or agree to amend and whether or not such holders tender their Preferred Shares for redemption or exchange. Alteon shall not, directly or indirectly, redeem any Preferred Shares unless such offer of redemption is made pro rata to all holders of Preferred Shares on identical terms.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                        ALTEON:

                        ALTEON INC.


                        By: /s/Kenneth I. Moch
                            ______________________
                             Name: Kenneth I. Moch
                             Title: CFO


                        INVESTORS:

                        HALIFAX FUND, L.P.
                        By:  THE PALLADIN GROUP, L.P.
                             Attorney-in-fact


                             By:  PALLADIN CAPITAL MANAGEMENT,
                                  L.L.C., General Partner


                                  By: /s/Robert L. Chender
                                      _______________________
                                      Name: Robert L. Chender
                                      Title: Vice President
                 GALILEO CAPITAL, L.L.C.


                        By:/s/Robert L. Chender
                           ___________________________
                             Robert L. Chender
                             Authorized Person

                        RGC INTERNATIONAL INVESTORS, LDC

                        By:  ROSE GLEN CAPITAL MANAGEMENT, L.P.,
                             Investment Manager


                             By:  RGC GENERAL PARTNER CORP.,
                                  General Partner


                                  By:/s/Wayne Bloch
                                     _______________________
                                      Name: Wayne Bloch
                                      Title: Managing Director

                        HERACLES FUND

                        By:  PROMETHEAN INVESTMENT GROUP, L.L.C.,
                             Its Investment Advisor




                                  By:/s/James F. O'Brien, Jr.
                                     ________________________
                                      Name: James F. O'Brien, Jr.
                                      Title: President

                        LEWIS FRASER

                        By:  PROMETHEAN INVESTMENT GROUP, L.L.C.,
                             Its Investment Advisor




                                  By:/s/James F. O'Brien, Jr.
                                     ________________________
                                      Name: James F. O'Brien, Jr.
                                      Title: President

                        JOSEPH A. UMBACH

                        By:  PROMETHEAN INVESTMENT GROUP, L.L.C.,
                             Its Investment Advisor




                                  By:/s/James F. O'Brien, Jr.
                                     ________________________
                                      Name: James F. O'Brien, Jr.
                                      Title: President



                      EXHIBITS AND SCHEDULES



Schedule I              List of Investors

Exhibit 1               Form of Transaction Warrant

Exhibit 2               Form of Delisting Warrant

Schedule 2.1(a)         List of Subsidiaries

Exhibit 2.1(c)-1        Certificate of Incorporation of Alteon
Exhibit 2.1(c)-2        Certificate of Designations of Alteon

Exhibit 4.2(e)          Opinion of Counsel
Exhibit 4.2(f)          Registration Rights Agreement

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                            SCHEDULE

Name of Purchaser                   Purchase Price    No. of Shares


HALIFAX FUND, L.P.                   $3,000,000             3,000
c/o The Palladin Group, L.P.
Investment Manager
40 West 57th Street
New York, New York  10019
Attn:  Andrew M. Kaplan
Tel:  (212) 698-0500
Fax:  (212) 698-0599


GALILEO CAPITAL, L.L.C.                 $300,000              300
c/o The Palladin Group, L.P.
Investment Manager
40 West 57th Street
New York, New York  10019
Attn:  Andrew M. Kaplan
Tel:  (212) 698-0500
Fax:  (212) 698-0599


RGC INTERNATIONAL INVESTORS, LDC        $700,000              700
c/o Rose Glen Capital Management, L.P.,
Investment Manager
440 East Swedesford Road, Suite 2025
Wayne, Pennsylvania  19087
Attn:  Wayne Bloch
Tel:  (610) 902-0200
Fax:  (610) 971-2212



HERACLES FUND                           $300,000              300
c/o Promethean Investment Group, L.L.C.
Investment Advisor
40 West 57th Street
Suite 1520
New York, New York 10019
Attn: Jamie O'Brien
Tel:  (212) 698-0588
Fax:  (212) 698-0505



LEWIS FRASER                            $250,000              250
c/o Promethean Investment Group, L.L.C.
Investment Advisor
40 West 57th Street
Suite 1520
New York, New York 10019
Attn: Jamie O'Brien
Tel:  (212) 698-0588
Fax:  (212) 698-0505




JOSEPH A. UMBACH                        $450,000              450
c/o Promethean Investment Group, L.L.C.
Investment Advisor
40 West 57th Street
Suite 1520
New York, New York 10019
Attn: Jamie O'Brien
Tel:  (212) 698-0588
Fax:  (212) 698-0505







                                     __________      ______
TOTALS                               $5,000,000      $5,000

                              SCHEDULE 2.1(a)

                           List of Subsidiaries



         None.